This document contains 17 pages.
                                             Exhibit Index appears at page 11.

                                 The Registrant requests that the Registration
                                   Statement become effective immediately upon
                                 filing pursuant to Securities Act Rule 462.


                         SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549
                                         FORM S-8
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                       TORVEC, INC.
                    (Exact Name of issuer as specified in its charter)


       New York                                      16-1509512
       (State or other jurisdiction                  (IRS Employer ID Number)
       of incorporation or organization)

       3740 Route 104, Williamson, New York          14587
       (Address of Principal Executive Offices)      (Zip Code)


                    TORVEC, INC. BUSINESS CONSULTANTS STOCK PLAN
                              (Full Title of the Plan)

                              RICHARD B. SULLIVAN, ESQ.
                   CHAMBERLAIN, D'AMANDA, OPPENHEIMER & GREENFIELD
                           1600 Crossroads Office Building
                              Rochester, New York 14614
                       (Name and Address of agent for service)

                                    716/232-3730
            (Telephone Number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
            TITLE OF                   PROPOSED        MAXIMUM
            SECURITIES                 MAXIMUM         AGGREGATE   AMOUNT OF
            TO BE        AMOUNT TO BE  OFFERING PRICE  OFFERING    REGISTRATION
            REGISTERED   REGISTERED(4) PER SHARE       PRICE       FEE

            Common Stock 200,000       (1) (2)         (1) (2)     $284.95(3)
            Par Value    shares
            $0.01 per
            share



            (1) The Shares registered pursuant to this Registration Statement will not be sold to members of the general public but solely to executive business consultants and advisors of Torvec, Inc. in exchange for bona fide services rendered by such consultants and advisors as authorized by the Board of Directors of Torvec, Inc.

            (2) Under the terms of the Torvec, Inc. Business Consultants Stock Plan, 200,000 shares of the Company's $.01 par value common stock may be issued to business consultants and advisors who are natural persons who have provided bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities.

            (3) Statutory Fee: Section 6(b) of the Securities Act of 1933 and Rule 457(c). The average of the bid and asked price on June 3, 1999 (a specified date within 5 business days prior to the date of filing the Registration Statement) was $5.125. Based upon the statutory formula contained in
                 Section 6(b), the Registration Fee is $284.95.


                                      2




               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                TABLE OF CONTENTS

            Items                                                Page

            Item 3.              Incorporation of Documents        4
                                 by Reference

            Item 4.              Description of Securities        N/A

            Item 5.              Interests of Named Experts        4
                                 and Counsel

            Item 6.              Indemnification of Directors      5
                                 and Officers

            Item 7.              Exemption from Registration      N/A
                                 Claimed

            Item 8.              Undertakings                      8

            Item 9.              Exhibits                          9

            Signatures                                            10



                                        3




                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The Registrant hereby states that the following
            documents, listed in subparagraphs (a) through (c) below are incorporated by reference in this Registration
            Statement:



                  (a)  The Registrant's latest annual report (Form 10-
                  KSB), filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 containing audited financial statements for the Registrant's latest fiscal year;


                  (b)  All other Reports, including Quarterly Reports
                  (Form 10-QSB) and Current Reports (Form 8-K) filed pursuant to Section 13(a) or 15(d) of the Securities
                  Exchange Act of 1934 since the end of the fiscal year covered by the Registrant's latest annual report
                  (Form 10-KSB); and


                  (c) A description of the class of securities to be offered as registered under Section 12 of the Securities Exchange Act of 1934 as contained in the Form 10-SB/A Registration Statement filed under such
                  Act, including any amendment or report filed for the purpose of updating such description.


                 All documents subsequently filed by the Registrant
            pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL

                                    LEGAL MATTERS


                 Certain legal matters with respect to the validity of
            the shares of Common Stock issued pursuant to this Registration Statement will be passed upon for the Company by Chamberlain, D'Amanda, Oppenheimer & Greenfield, general counsel to the Company. The partners of Chamberlain, D'Amanda, Oppenheimer & Greenfield own 95,000 shares of the Company's Common Stock which were received for the performance of services rendered in connection with legal matters associated with the formation of the Company. The Company intends to issue an additional 19,093 shares to the partners of Chamberlain, D'Amanda in payment for legal services of an ongoing nature rendered to the Company by the firm. Such additional shares are among the shares covered by this Registration Statement.

                 No other expert named in the Registration
            Statement as having prepared or certified any part thereof or is named as having prepared or certified a report for use in connection with the Registration Statement or incorporated by reference therein has received, or is to receive in connection with the offering to which the Registration Statement pertains, a substantial interest, direct or indirect, in the Registrant.




                                      4


                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 The By-Laws of the Registrant, in Article XI
            thereof, provide for the indemnification of the Registrant's Officers and Directors in certain circumstances as follows:

            1.   GENERALLY

                 Each person  who was  or is made  a party  or is
            threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the Corporation or (b) is or was a director or officer of the Corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the Corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the Corporation against all expense, liability and loss including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the Corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, except as contemplated by Section 3 hereof, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            2.   ADVANCEMENT OF EXPENSES

                 All   expenses   reasonably   incurred   by   an
            Indemnitee in connection with a threatened or actual proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under this Article shall be advanced to him or promptly reimbursed by the Corporation in advance of the final disposition of such proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the Corporation that common counsel be used by the parties to an action or proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.



                                          5




            3.   PROCEDURE FOR INDEMNIFICATION

                 (a) Not later than thirty (30) days following final disposition of a proceeding with respect to which the Corporation has received written request by an Indemnitee for indemnification pursuant to this Article or with respect to which there has been an advancement of expenses pursuant to Section 2 of this Article, if such indemnification has not been ordered by a court, the Board of Directors shall meet and find whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, and, if it finds that he did, or to the extent it so finds, shall authorize such indemnification.

                 (b) Such standard shall be found to have been met unless (i) a judgment or other final adjudication adverse to the Indemnitee established that the standard of conduct set forth in Section 1 of this Article was not met, or (ii) if the proceeding was disposed of other than by judgment or other final adjudication, the Board finds in good faith that, if it had been disposed of by judgment or other final adjudication, such judgment or other final adjudication would have been adverse to the Indemnitee and would have established that the standard of conduct set forth in Section 1 of this Article was not met.

                 (c)  If the Board fails or is unable to make the
            determination  called for  by paragraph  (a) of  this
            Section 3, or if indemnification is denied, in whole or in part, because of an adverse finding by the Board, or because the Board believes the expenses for which indemnification is requested to be unreasonable, such action, inaction or inability of the Board shall in no way affect the right of the Indemnitee to make application therefor in any court having jurisdiction thereof. In such action or proceeding, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the issue shall be whether the Indemnitee met the standard of conduct set forth in Section 1 of this Article, or whether the expenses were reasonable, as the case may be (not whether the finding of the Board with respect thereto was correct.) If the judgment or other final adjudication in such action or proceeding establishes that the Indemnitee met the standard set forth in
            Section 1 of this Article, or that the disallowed expenses were reasonable, or to the extent that it does, the Board shall then find such standard to have been met or the expenses to be reasonable, and shall grant such indemnification, and shall also grant to the Indemnitee indemnification of the expenses incurred by him in connection with the action or proceeding resulting in the judgment or other final adjudication that such standard of conduct was met, or if pursuant to such court determination such person is entitled to less than the full amount of indemnification denied by the Corporation, the portion of such expenses proportionate to the amount of such indemnification shall be so awarded. Neither the failure of the Board to have made timely a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Section 1, nor an actual determination by the Board that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct. In any suit brought by the Indemnitee to enforce a right to indemnification, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to indemnification, under this Article or otherwise, shall be on the Corporation.

                 (d)  A  finding by  the Board  pursuant to  this
            Section 3 that  the standard of conduct  set forth in
            Section 1 of this Article has been met shall mean a finding of the Board or shareholders as provided by law.


                                     6





            4.   CONTRACTUAL ARTICLE

                 The  rights   conferred  by  this   Article  are
            contract rights which shall not be abrogated by any amendment or repeal of this Article with respect to events occurring prior to such amendment or repeal and shall, to the fullest extent permitted by law, be retroactive to events occurring prior to the adoption of this Article. No amendment of the Business
            Corporation Law, insofar as it reduces the permissible extent of the right of indemnification of an indemnitee under this Article, shall be effective as to such person with respect to any event, act or omission occurring or allegedly occurring prior to the effective date of such amendment irrespective of the date of any claim or legal action in respect thereto. This Article shall be binding on any successor to the Corporation, including any corporation or other entity which acquires all or substantially all of the Corporation's assets.

            5.   NON-EXCLUSIVITY

                 The  indemnification  provided by  this  Article
            shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article. The Corporation is authorized to enter into agreements with any such person providing rights to indemnification or advancement of expenses in addition to the provisions therefor in this Article, and the Corporation's shareholders and its Board of Directors are authorized to adopt, in their discretion, resolutions providing any such person with any such rights.

            6.   INSURANCE

                 The Corporation  may maintain insurance,  at its
            expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article or applicable law.

            7.INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION

                 The  Corporation may,  to the  extent authorized
            from time to time by the Board of Directors, grant rights to indemnification and the advancement of expenses to any employee or agent of the Corporation with the same scope and effect as provided in this Article to directors and officers of the Corporation.





                                         7




                                  UNDERTAKINGS

                 (a)  Rule 415 Offering

                      The undersigned Registrant will:

                      (1)  File, during any period in which it
            offers or sells securities, a post-effective amendment to this Registration Statement to:

                                          (i)  N/A;

                                          (ii) N/A;

                                          (iii)     include any
                                additional or changed material
                                information on the plan of
                                distribution.

                      (2)  For determining liability under the
            Securities Act, treat each post-effective amendment as a new registration of the securities offered, and the offering of securities at that time to be the initial bona fide offering thereof.

                      (3)  File a post-effective amendment to
            remove from registration any of the securities that remain unsold at the end of the offering.

                 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
            Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                         8





                                      EXHIBITS

              Exhibit
               Number                Description                 Page

                (4)      Instruments defining the rights of       N/A
                         security holders

                         Incorporated By Reference to Form
                         10-SB/A as updated by Quarterly
                         Report (Form 10-QSB) for period
                         ending September 30, 1998, and
                         exhibits filed therewith

                 (5)     Opinion of Counsel

                             5.1  Opinion of Counsel re:           12
                                  legality

                (15)     Letter re: Unaudited interim             N/A
                         financial information

                (23)     Consents of Experts and Counsel

                             23.1 Independent Auditors'            14
                                  Consent

                             23.2 Consent of Counsel               15

                (24)     Power of Attorney                        N/A

                (25)     Statement of Eligibility of Trustee      N/A

                (27)     Financial Data Schedule                  N/A

                (99)     Additional Exhibits

                             99.1 Resolutions adopted by the       17
                                  Board of Directors of
                                  Torvec, Inc. creating
                                  Torvec, Inc. Business
                                  Consultants Stock Plan



                                          9



            SIGNATURES

                 Pursuant to the requirements of the Securities Act of
            1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on June 2, 1999.

                                          TORVEC, INC.

                                          BY:/S/ KEITH E. GLEASMAN
                                             --------------------------
                                             KEITH E. GLEASMAN, President

                 Pursuant to the requirements of the Securities Act of
            1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Date: June 2, 1999               /S/ HERBERT H. DOBBS
                                             --------------------------
                                             Herbert H. Dobbs, Chairman
                                             of Board of Directors

            Date: June 2, 1999               /S/ KEITH E. GLEASMAN
                                             --------------------------
                                             Keith E. Gleasman,
                                             President and Director

            Date: June 2, 1999               /S/ MORTON A. POLSTER
                                             --------------------------
                                             Morton A. Polster,
                                             Secretary and Director

            Date: June 2, 1999               /S/  LEE E. SAWYER
                                             -------------------------
                                             Lee E. Sawyer, Director

            Date: June 2, 1999               /S/ JAMES A. GLEASMAN
                                             -------------------------
                                             James A. Gleasman,
                                             Director

            Date: June 2, 1999               /S/ SAMUEL M. BRONSKY
                                             ------------------------
                                             Samuel M. Bronsky, Chief
                                             Financial Officer







                                      10




                                   EXHIBIT INDEX

              Exhibit
               Number                 Description                  Page

                (4)      Instruments defining the rights of         N/A
                         security holders

                         Incorporated By Reference to Form 10-
                         SB/A as updated by Quarterly Report
                         (Form 10-QSB) for period ending
                         September 30, 1998, and exhibits
                         filed therewith

                 (5)     Opinion of Counsel

                             5.1  Opinion of Counsel re:             12
                                  legality

                (15)     Letter re: Unaudited interim               N/A
                         financial information

                (23)     Consents of Experts and Counsel

                             23.1 Independent Auditors'              14
                                  Consent

                             23.2 Consent of Counsel                 15

                (24)     Power of Attorney                          N/A

                (25)     Statement of Eligibility of Trustee        N/A

                (27)     Financial Data Schedule                    N/A

                (99)     Additional Exhibits

                             99.1 Resolutions adopted by             17
                                  the Board of Directors
                                  of Torvec, Inc. creating
                                  Torvec, Inc. Business
                                  Consultants Stock Plan



                                         11




                                                                   EXHIBIT 5.1


                                    June 3, 1999

            Torvec, Inc.
            3740 Route 104
            Williamson, New York 14587

            Gentlemen:

                 We have examined the corporate records and proceedings
            of Torvec, Inc., a New York business corporation
            (hereinafter referred to as "Company"), with respect to:

                 1.   The organization of the Company;

                 2.   The legal sufficiency of all corporate
            proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

                 3.   The legal sufficiency of all corporate
            proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 200,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") as dated as of June 2, 1999.

                 Based upon such examination, we are of the opinion
            that:

                 (a) Torvec, Inc. is duly organized and validly existing under the laws of the State of New York;

                 (b) The Company is authorized to issue 40,000,000 shares of Common Stock of the par value of $.01 per share, of which 20,833,916 shares of such Common Stock have been issued and are presently outstanding;


                                         12



            Torvec, Inc.
            June 3, 1999
            Page 2



                 (c) The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

                 (d) When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

                 We hereby consent:

                 (1) To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

                 (2)  To the filing of this opinion as Exhibits 5.1 and
            23.2 to the Registration Statement.

                                          Very truly yours,


                                          CHAMBERLAIN D'AMANDA
                                          OPPENHEIMER & GREENFIELD

                                          By: /S/ ROBERT OPPENHEIMER
                                             -----------------------
                                             Robert Oppenheimer


                                      13




                                                                 EXHIBIT 23.1


            INDEPENDENT AUDITORS' CONSENT


            We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 1999 (with respect to Note G[1], February 22,
            1999), on our audits of the financial statements of Torvec, Inc. (the "Company") as of December 31, 1998 and for the years ended December 31, 1998 and 1997 and September 25, 1996 (inception) through December 31, 1998 included in the Company's Annual Report on Form 10-KSB.




            /S/ RICHARD A. EISNER & COMPANY, LLP

            Richard A. Eisner & Company, LLP
            New York, New York
            June 9, 1999












                                         14





                                                                 EXHIBIT 23.2


                                    June 3, 1999

            Torvec, Inc.
            3740 Route 104
            Williamson, New York 14587

            Gentlemen:

                 We have examined the corporate records and proceedings
            of Torvec, Inc., a New York business corporation
            (hereinafter referred to as "Company"), with respect to:

                 1.   The organization of the Company;

                 2.   The legal sufficiency of all corporate
            proceedings of the Company taken in connection with the creation, issuance, all of the present outstanding and issued stock of the Company; and

                 3.   The legal sufficiency of all corporate
            proceedings of the Company taken in connection with the creation, issuance, form and validity, and full payment and nonassessability when issued, of the 200,000 shares of the $.01 par value Common Stock of the Company ("Registered Shares") covered by the Registration Statement (hereinafter referred to as the "Registration Statement") as dated as of June 2, 1999.

                 Based upon such examination, we are of the opinion
            that:

                 (a) Torvec, Inc. is duly organized and validly existing under the laws of the State of New York;

                 (b) The Company is authorized to issue 40,000,000 shares of Common Stock of the par value of $.01 per share, of which 20,833,916 shares of such Common Stock have been issued and are presently outstanding;


                                         15



            Torvec, Inc.
            June 3, 1999
            Page 2



                 (c) The Company has taken all necessary and required corporate proceedings in connection with the creation and issuance of the said presently issued stock of the Company, and all of said stock so issued has been validly issued, is fully paid and nonassessable, and in all respects is in proper form; and

                 (d) When the Registration Statement shall have become effective and the Registered Shares shall have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Company's shares will be validly authorized and legally issued, fully paid and nonassessable and in all respects in proper form.

                 We hereby consent:

                 (1) To be named in the Registration Statement, as the attorneys who will pass upon legal matters in connection with an issuance of the Company's shares; and

                 (2)  To the filing of this opinion as Exhibits 5.1 and
            23.2 to the Registration Statement.

                                          Very truly yours,


                                          CHAMBERLAIN D'AMANDA
                                          OPPENHEIMER & GREENFIELD

                                          By: /S/ ROBERT OPPENHEIMER
                                              -----------------------
                                              Robert Oppenheimer






                                         16


                                                                 EXHIBIT 99.1


                                    TORVEC, INC.

                              Consent by All Directors
                             To Action Without a Meeting

             Pursuant to Section 708(b) of the Business Corporation Law

               The undersigned being all of the directors of TORVEC, INC. hereby consent to the following actions without a meeting:

                    RESOLVED, that there is hereby adopted the Torvec, Inc. Business Consultants Stock Plan pursuant to which 200,000 shares of the Company's $.01 par value common stock may be issued from time to time to business consultants and advisors who are natural persons who have provided bona fide services to the Company, provided that such services are not in connection with the offer or sale of securities of the Company in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company's securities; and be it further

                    RESOLVED, with respect to the issuance by the Company of shares for services rendered in accordance with the terms of the Torvec, Inc. Business Consultants Plan, the per share value of such shares shall equal the closing price for the Company's $.01 par value common stock on a date which is one business day immediately prior to the issuance of said shares, as quoted either in the Over-the-Counter Market Bulletin Board or as quoted by the National Association of Securities Dealers SmallCap Market System; and be it further

                    RESOLVED, that the Company shall use its best efforts to register the shares to be issued its Business Consultants Stock Plan with the Securities and Exchange Commission so that such shares upon such registration shall be freely tradable and shall not constitute restricted stock as that term is defined in Rule 144 in the hands of such consultants and/or advisors.

               Adopted by unanimous consent, without a meeting, as of this 2nd day of June, 1999.
                                        /S/ HERBERT H. DOBBS
                                        --------------------------
                                        Herbert H. Dobbs, Director

                                        /S/ KEITH E. GLEASMAN
                                        --------------------------
                                        Keith E. Gleasman, Director

                                        /S/ LEE E. SAWYER
                                        --------------------------
                                        Lee E. Sawyer, Director

                                        /S/ MORTON A. POLSTER
                                        --------------------------
                                        Morton A. Polster, Director

                                        /S/ JAMES A. GLEASMAN
                                        --------------------------
                                        James A. Gleasman, Director




                                  17